SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT ("Agreement") is made and entered into effective January 16, 2006, by and among AGU Entertainment Corp, a Delaware corporation, and each of its subsidiaries, located at 1451 West Cypress Creek Road, Fort Lauderdale, FL 33309 (collectively "AGU") and Ned Siegel, Neil Strum, and Strum Brothers Investment, LLC ("SBI") (collectively "Siegel Group"), collectively referred to herein as the "Parties."

WHEREAS, on March 3, 2004, a subsidiary of AGU, assumed all of the covenants and obligations of Pyramid Media Group, Inc., a non-affiliated company, relating to a Distribution Agreement, dated May 1, 2003 with Ark 21 Records L.P., including guaranteeing an obligation to repay $350,000 of notes payable to Ned Siegel and Neil Strum (the "Notes"); and

WHEREAS, litigation has been commenced on the Notes, in a matter entitled NED SIEGEL, NEIL STRUM, and STRUM BROTHERS INVESTMENT, LLC, v. AGU ENTERTAINMENT CORP., Case No. 05-13076 (14), pending in the 17th Judicial Circuit In and For Broward County, Florida (the "Florida Litigation"); and

WHEREAS, certain other disputes arose between Neil Strum and AGU regarding the employment of Neil Strum in litigation entitled NEIL STRUM v. AGU ENTERTAINMENT CORP. and DAVID LEVY, Case No. BC342698, pending in the Superior Court of Los Angeles County (the "California Litigation"), and

WHEREAS, the parties wish to reach an amicable resolution of all disputes and disagreements between them upon the terms and conditions hereof;

NOW, THEREFORE, in consideration of the promises, releases, and obligations of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Terms of Settlement:

(a)	Upon the execution of this Settlement, AGU will pay the Siegel Group the sum of $175,000.00 such payment shall be made to Weiss Handler Angelos & Cornwell PA Trust account;

(b)	On a date no later than February 15, 2006, AGU shall pay the Siegel Group the sum of $125,000.00 and such payment shall be made to Weiss Handler Angelos & Cornwell PA Trust account;

(c)
Within ten days from the date of this Agreement, the Siegel Group will dismiss with prejudice the Florida Litigation and the California Litigation; provided, however the stipulations of dismissal provide that the respective courts shall have continuing jurisdiction to enforce the terms of this Settlement Agreement.

(d)	Simultaneously with the execution of this Agreement, David and Donna Levy will execute a personal guaranty in the amount of $125,000 in favor of the Siegel Group;

2.
Release of AGU. The Siegel Group and their respective heirs, successors, assigns, shareholders, directors, officers, employees, agents, and any corporations, partnerships or other entities owned or controlled by them and any parents, subsidiaries, and affiliated companies (collectively, “Siegel Group”), hereby release and discharge AGU, its successors or assigns, shareholders, directors, officers, employees, agents, and any corporations, partnerships or other entities owned or controlled by it and any of its subsidiaries and affiliated companies (collectively, "AGU") from any and all claims Siegel Group have or may have against AGU arising from the California Litigation and the Florida Litigation. The Siegel Group specifically acknowledges that this release extinguishes all claims against AGU, whether past or present, known or unknown, foreseen or unforeseen, without regard to whether such claims are liquidated or contingent, accrued or unaccrued, or whether based upon contract, equity, tort, statutory violation, rule of the court, including claims that were or could or might have been asserted by the Siegel Group with respect to the California Litigation and the Florida Litigation. Nothing herein shall prohibit the Siegel Group from seeking legal remedies with respect to future defaults arising from failure to perform any obligations under this Settlement Agreement.

3.
Release of the Siegel Group. AGU and David Levy hereby releases and discharges the Siegel Group, their heirs, successors or assigns, from any and all claims AGU and David Levy has or may have against Siegel Group arising from the California Litigation, including all claims whatsoever from the employment of Neil Strum by AGU and the Florida Litigation. AGU and David Levy specifically acknowledge that this release extinguishes all claims against the Siegel Group, whether past or present, known or unknown, foreseen or unforeseen, without regard to whether such claims are liquidated or contingent, accrued or unaccrued, or whether based upon contract, equity, tort, statutory violation, rule of the court, including claims that were or could or might have been asserted by AGU or David Levy with respect to the California Litigation and the Florida Litigation. Nothing herein shall prohibit AGU or David Levy from seeking legal remedies with respect to future defaults arising from failure to perform any obligations under this Settlement Agreement.

4.
Confidentiality. From and after the date of execution of this Settlement Agreement, this Settlement Agreement shall be kept and maintained confidentially among the Parties. No Party shall disclose any part or term of this Settlement Agreement to any other person or entity, without the prior written consent of all other parties, except, (i) AGU shall be entitled to disclose such facts concerning this Settlement Agreement as may be required under applicable laws, rules and regulations governing the conduct of business by public corporations, including, among other laws, the United States Securities Laws; (ii) any Party shall be entitled to disclose any or all of the terms of this Settlement Agreement, if compelled to do so by an order of a court of competent jurisdiction, or a subpoena issued in connection with a judicial proceeding, only after a protective order is issued by a court preventing further disclosure of the terms of this Settlement Agreement by any of the parties to any such litigation; (iii) any Party shall be entitled to disclose any or all of the terms of this Settlement Agreement in any judicial or arbitral proceeding commenced in order to enforce the terms of this Settlement Agreement, and (iv) any Party shall be entitled to disclose to their legal and accounting professionals as necessary and appropriate in the ordinary course of business.

5.
No Admission of Liability. By entering into this Agreement, the Parties to this Agreement do not admit to any liability to the other Party, and each denies liability. This Agreement does not constitute any admission by either Party of any liability on the merits of any claim or defense which has been or could have been asserted by the other Party.

6.
Default: In the event AGU fails to pay all sums required to be paid hereunder within five (5) business days of its due date (“Cure Period”), upon the Siegel Group faxing a copy of a notice of default to AGU’s attorney at (561) 417-8101, the Siegel Group shall be entitled to file with the Court an affidavit indicating such default ("Default Affidavit") and may set the matter for hearing upon notice. At the hearing, upon a showing by the Siegel Group of AGU's default after expiration of the Cure Period, the Court shall enter a Final Judgment in favor of Siegel Group and against AGU and the Gurantors in the amount of $125,000.00, less any payments made hereunder, with execution to issue. In the event either party is required to initiate court proceedings to enforce this Stipulation for Settlement, the prevailing party shall be entitled to reasonable attorneys' fees and costs associated with the enforcement of this Stipulation for Settlement.

7.	Each Party to Bear Its Own Costs. Each Party shall bear its own costs and attorneys' fees relative to the settlement of this matter.

8.
Entire Agreement. This Agreement contains the entire agreement of the Parties on the matters covered. Any agreement, statement, or promise made by any Party, or by any employee, officer, or agent of any Party, as to the matters covered in the Agreement which is not in writing and signed by both Parties shall not be binding.

9.	Amendments. This Agreement may be amended, or a provision waived, only by an instrument in writing signed by all of the Parties to this Agreement.

10.
Counterparts. This Agreement may be executed in one or more counterparts which together will compromise a binding contract even though all signatures may not appear on the same document. Facsimile signatures shall be deemed as legally binding as original signatures for all purposes.

11.
Choice of Law. This Agreement is entered into the State of Florida and shall be construed and enforced in accordance with the Laws of the State of Florida and all actions arising hereunder shall be brought in the venue of Palm Beach County, Florida, and each party hereto hereby consents to jurisdiction in Palm Beach County, Florida.

12.
Severability of Provisions. Any provisions of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such provision or unenforceability without invalidating the remainder provisions of this Agreement.

In Witness Whereof, each party sets his hand and seal on the date first written above.

AGU ENTERTAINMENT CORP.

By:	/s/ David C. Levy

David C. Levy, President

/s/ David C. Levy

David C. Levy

STRUM BROTHERS INVESTMENTS, LLC

By:	/s/ Neil Strum

Neil Strum

/s/ Neil Strum

Neil Strum

/s/ Ned Siegel

Ned Siegel